Execution Version

DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement (the “Agreement”) is entered into and effective as of September 30, 2009 (the “Effective Date”) by and between ForgeHouse Inc., a Nevada corporation (the “Borrower”), and John Britchford-Steel, a resident of the State of Georgia, in his individual capacity (“Guarantor”), and Bryan Irving, a resident of the United Kingdom, in his individual capacity (“Irving”) and Ian Morl, a resident of the United Kingdom, in his individual capacity (“Morl”, collectively with Irving the “Debt Holders”) and Insurance Medical Group Limited f/k/a/ After All Limited, a United Kingdom limited company (“After All” together with Irving and Morl, in their capacity as members of After All the “Lender”), in reference to the following:

WHEREAS, Borrower is indebted to Arngrove Group Holdings, a United Kingdom limited company (“AGH”), for an amount equal to U.S. $1,200,000 plus accrued interest and penalties, if any (the “Original Debt”);

WHEREAS, Debt Holders have agreed to acquire the Original Debt from AGH;

WHEREAS, Borrower is indebted to Lender for an amount equal to approximately U.S. $200,000 plus accrued interest (the “After All Debt” and collectively with the Original Debt, the “Debt”);

WHEREAS, Debt Holders, Lender and Borrower desire to enter into a new agreement regarding the Original Debt and the After All Debt;

WHEREAS,  Debt Holders have agreed to forgive U.S. $785,000 of the Original Debt plus all accrued interest thereon and penalties in respect thereof, if any (the “Forgiven Original Debt”);

WHEREAS, Lender has agreed to forgive the entire After All Debt in the amount of U.S. $200,000 plus accrued interest thereon and penalties in respect thereof, if any (the “Forgiven After All Debt” and together with the Forgiven Original Debt the “Forgiven Debt”);

WHEREAS, Borrower will remain obligated to satisfy the unforgiven portion of the Original Debt and such portion equals U.S. $415,000 (the “Remaining Debt”);

WHEREAS, as inducement to Debt Holders and Lender to forgive the Forgiven Debt, Guarantor will guarantee the Remaining Debt pursuant to a guarantee in favor of the Debt Holders in the amount of U.S. $125,000 U.S. (the “Guarantee”), of which U.S. $100,000 U.S. will be deposited into escrow (the “Escrow Funds”) with counsel for the Debt Holders as of the Effective Date;

WHEREAS, subject to certain conditions contained herein, Debt Holders and Lender have determined to forgive the Forgiven Debt in its entirety and release Borrower from any further obligation regarding the Forgiven Debt;

WHEREAS, subject to certain conditions contained herein, Borrower has agreed to be obligated and responsible for the Remaining Debt.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Acquisition of Original Debt.  Debt Holders hereby agree to purchase the Original Debt from AGH as of the Effective Date.  Further, Debt Holders agree to take any and all necessary actions to approve, authorize and facilitate the acquisition of the Original Debt from AGH.  The Debt Holders further agree to take any and all actions necessary to extinguish any rights or claims that AGH may have against the Borrower related to such Original Debt, including, but not limited to, obtaining a release of Borrower by AGH.

2.  Escrow Funds.

(a)           Guarantor hereby agrees to deposit the Escrow Funds in immediately available funds by wire transfer to Arnall Golden Gregory LLP (“AGG”), counsel for the Debt Holders, as of the Effective Date.

(b)           AGG will hold such Escrow Funds, as escrow agent, until the earlier of:

(i)           the date on which Guarantor is required to deposit such Escrow Funds (thereafter with all accrued interest thereon, if any, the “Deposited Funds”) with the Private Bank of Buckhead, or such other bank as may be selected by Guarantor (the “Bank”), in connection with Guarantor’s, Borrower’s or any subsidiary of Borrower’s application for a loan (“Loan Application”) at which time, upon written notice (accompanied by any form of evidence of such Loan Application, including, but not limited to, a term sheet or copy of such Loan Application) from Guarantor to AGG of said Loan Application, AGG will transmit the Escrow Funds within one (1) business day of receipt of such notice to the Guarantor and Guarantor shall deposit such Escrow Funds within one (1) Business Day with the Bank, or

(ii)           December 31, 2009, if Borrower has not closed a Loan pursuant to a Loan Application by such date, in which case AGG will release the Escrow Funds to the Debt Holders within two (2) business days thereafter and Guarantor’s Guarantee shall automatically be reduced by a corresponding amount.

3.  Loan Consummation.

(a)           If a Loan Application is approved, Borrower will within one (1) business day of the closing of the Loan (the “Loan Closing”) pay to AGG, for the benefit of the Debt Holders, U.S. $75,000 (the “Initial Payment”), and as and when permitted under the terms of the Loan, but in no event later than ten (10) business days after the Loan Closing, pay to the Debt Holders U.S. $140,000 (the “Second Payment”), in immediately available funds as a principal payment on the Remaining Debt and Guarantor’s Guarantee shall automatically be reduced by the corresponding amount of such Initial Payment and upon payment of the Second Payment the entire obligation of Guarantor’s Guarantee shall be satisfied and Debt Holders shall have no further rights or claims against Guarantor under such Guarantee.

(b)           In connection only with any payments made under this Section 3, Borrower shall further pay to the Debt Holders the remaining balance of U.S. $200,000 on the Remaining Debt, without interest, in ten (10) monthly installments of U.S. $20,000 as principal payments against the Remaining Debt, beginning on the 90th day after the Loan Closing.

(c)           The payments made under Section 3(a) and Section 3(b) of this Agreement shall constitute complete and absolute satisfaction of the Remaining Debt and no other payments under any other provisions of this Agreement shall be required by Guarantor or Borrower.

4.  Loan Application Expiration.

(a)           In the event a Loan Closing has not occurred by December 31, 2009, the Deposited Funds shall be returned to the Guarantor by the Bank and Guarantor shall pay such Deposited Funds to AGG, for the benefit of the Debt Holders, within two (2) business days of Guarantor's receiving such Deposited Funds from the Bank and Guarantor’s Guarantee shall automatically be reduced by a corresponding amount.  Notwithstanding the foregoing, in the event that on or before December 31, 2009, Borrower or Guarantor receives written confirmation (the “Denial Notice”) from the Bank that the Loan Application will not be approved (the “Loan Denial”), it shall provide prompt written notice of the Denial Notice to AGG and Debt Holders and shall pay the Deposited Funds to AGG, for the benefit of the Debt Holders, within two (2) business days of Guarantor’s or Borrower’s receipt of the Denial Notice.  Such Deposited Funds shall then be re-classified as Escrow Funds pursuant to Section 2(b).

(b)           In addition to any payment made under Section 2(b)(ii) or Section 4(a) of this Agreement, upon demand under the Guarantee, Guarantor shall pay the remaining balance of U.S. $25,000 of the Guarantee with respect to the Remaining Debt to the Debt Holders in eleven (11) monthly installments of U.S. $2,083 and one (1) installment of U.S. $2,087 beginning on the thirtieth (30th) day after December 31, 2009 (the “Final Guarantee Payments”).  Upon payment of the Final Guarantee Payments the entire obligation of Guarantor’s Guarantee shall be satisfied and Debt Holders shall have no further rights or claims against Guarantor under such Guarantee.

(c)           In connection only with any payments made under this Section 4, Borrower shall further pay to the Debt Holders the remaining balance of U.S. $290,000 on the Remaining Debt, without interest, in three (3) monthly installments of U.S. $30,000 each beginning on March 31, 2010 and ten (10) monthly installments of U.S. $20,000 each thereafter, as principal payments against the Remaining Debt.

(d)           Subject to Section 5(f) and Section 5(g), the payments made under Section 4(a), Section 4(b) and Section 4(c) of this Agreement shall constitute complete and absolute satisfaction of the Remaining Debt and no other payments under any other provisions of this Agreement shall be required by Guarantor or Borrower.

5.  Original Debt Forgiveness and Release of Borrower by Debt Holders; Mandatory Prepayment; Interest on Late Payments.

(a)           Debt Holders hereby expressly forgive the Forgiven Debt, plus all accrued interest and/or penalties due or that may become due, with respect to the Forgiven Debt and all accrued but unpaid interest and/or penalties on the Remaining Debt to and through the Effective Date and agree that from and after the Effective Date no additional interest shall accrue on the Remaining Debt in consideration of the Guarantee and deposit of the Escrow Funds by Guarantor.

(b)           Debt Holders hereby expressly acknowledge and understand that Debt Holders will surrender any and all promissory notes or other evidence of the Original Debt, as of the Effective Date, and such promissory notes or other evidence will be marked as cancelled.

(c)           Debt Holders hereby expressly acknowledge and understand that as of the Effective Date, Debt Holders release Borrower from any and all obligations related to the Original Debt, including payment of any interest and/or penalties due thereon or which may become due in the future.

(d)           Borrower hereby expressly acknowledges and understands that upon cancelling the Original Debt, it will issue to the Debt Holders, as of the Effective Date, a promissory note, attached hereto as Exhibit A, representing the Remaining Debt in the amount of U.S. $415,000.

(e)           Upon the consummation on or before November 30, 2009 of one or more debt or equity financings, excluding the financing arranged pursuant to a Loan Application, by Borrower that exceeds U.S. $1,250,000 (such financing or financings, the “Additional Financing”), Borrower shall be required to make mandatory prepayments of the Remaining Debt from the proceeds of such Additional Financing that exceed $1,250,000 until the Remaining Debt is paid in full.  Upon the consummation of an Additional Financing after November 30, 2009, excluding the financing arranged pursuant to a Loan Application, Borrower shall be required to apply the proceeds from such Additional Financing first to make mandatory prepayments of the Remaining Debt until the Remaining Debt is paid in full.

(f)           Interest shall accrue on the amounts payable by Borrower to Debt Holders under this Agreement at the rate of ten percent (10%) simple interest per annum commencing on the due date thereof for all payments due from Borrower to Debt Holders that are not paid on the date due (unless such due date is a bank holiday, in which case interest shall commence accruing on the next business day).  In no event, shall the Borrower be responsible for interest due, if any, on amounts payable by Guarantor to Debt Holders in accordance with Section 5(g) of this Agreement.

(g)           Interest shall accrue on the Final Guarantee Payments payable by Guarantor to Debt Holders under this Agreement at the rate of ten percent (10%) simple interest per annum commencing on the due date thereof for all payments due from Guarantor to Debt Holders that are not paid on the date due (unless such due date is a bank holiday, in which case interest shall commence accruing on the next business day).  In no event, shall the Guarantor be responsible for interest due, if any, on amounts payable by the Borrower to Debt Holders in accordance with Section 5(f) of this Agreement.

6.  After All Debt Forgiveness and Release of Borrower by Lender.

(a)           Lender hereby expressly forgives U.S. $200,000, plus accrued interest and/or penalties due or that may become due, of the After All Debt in consideration of the Personal Guaranty and deposit of the Escrow Funds by Guarantor.

(b)           Lender hereby expressly acknowledges and understands that Lender will surrender any and all promissory notes or other evidence of the After All Debt, as of the Effective Date, and such promissory notes or other evidence will be marked as cancelled.

(c)           Lender hereby expressly acknowledges and understands that as of the Effective Date, Lender releases Borrower from any and all obligations related to the After All Debt, including payment of any interest and/or penalties due thereon or which may become due in the future.

7.  Representations and Warranties of Lender.  Lender hereby represents and warrants to Borrower as follows:

(a)           After All is a limited company, duly organized, validly existing and in good standing under the laws of the United Kingdom.

(b)           After All has all requisite power and authority to carry on its business as conducted.

(c)           After All has the requisite legal capacity and authority to execute and deliver this agreement and to consummate the transactions contemplated herein.

(d)           John O’Brien’s execution of this Agreement and consummation of the transactions contemplated herein, on behalf of After All and its equity and debt holders, have been duly authorized by all requisite actions on the part of After All.

(e)           This Agreement constitutes the legal, valid and binding obligation of After All and its equity and debt holders and is enforceable in accordance with its terms.

(f)           There are (i) no legal actions, suits, arbitration or other legal proceedings pending or contemplated against Lender; and (ii) no orders, injunctions or decrees of any court, arbitrator or governmental authority, or any government investigations pending or contemplated against After All; that will or could prevent the enforcement of this Agreement.

8.  Representations and Warranties of Debt Holders.  Debt Holders, jointly and severally together and in their individual capacity, hereby represent and warrant to Borrower as follows:

(a)           Each of the Debt Holders is a natural person, and is a citizen and resident of the United Kingdom.

(b)           Each of the Debt Holders has requisite power and authority to enter into this Agreement.

(c)           Each of the Debt Holders is not disabled or suffering under any impairment, mental defect or any other condition that might interfere with enforcement of this Agreement.

(d)           Each of the Debt Holders has the requisite legal capacity and authority to execute and deliver this agreement and to consummate the transactions contemplated herein.

(e)           As of the Effective Date, Debt Holders have completed the transactions reference in Section 1.

(f)           This Agreement constitutes the legal, valid and binding obligation of each of the Debt Holders and is enforceable, against either or both of the Debt Holders, in accordance with its terms.

(g)           There are (i) no legal actions, suits, arbitration or other legal proceedings pending or contemplated against either of the Debt Holders; and (ii) no orders, injunctions or decrees of any court, arbitrator or governmental authority, or any government investigations pending or contemplated against either of the Debt Holders; that will or could prevent the enforcement of this Agreement.

9.  Representations and Warranties of Guarantor.  Guarantor hereby represents and warrants to the Debt Holders and Lender as follows:

(a)           Guarantor is a natural person, a citizen of the United Kingdom and resident of the State of Georgia in the United States of America.

(b)           Guarantor has the requisite power and authority to enter into this agreement.

(c)           Guarantor is not disabled or suffering under any impairment, mental defect or any other condition that might interfere with enforcement of this Agreement.

(d)           Guarantor has the requisite legal capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.

(e)           This Agreement constitutes the legal, valid and binding obligation of the Guarantor and is enforceable, against Guarantor, in accordance with its terms.

(f)           There are (i) no legal actions, suits, arbitration or other legal proceedings pending or contemplated against Guarantor; and (ii) no orders, injunctions or decrees of any court, arbitrator or governmental authority, or any government investigations pending or contemplated against Guarantor; that will or could prevent the enforcement of this Agreement.

10.  Representations and Warranties of Borrower.  Borrower hereby represents and warrants to Debt Holders and Lender as follows:

(a)           Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b)           Borrower has all requisite power and authority to carry on its business as conducted.

(c)           Borrower has the requisite legal capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.

(d)           Borrower’s execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all requisite actions on the part of Borrower.

(e)           This Agreement constitutes the legal, valid and binding obligation of the Borrower and is enforceable in accordance with its terms.

(f)           There are (i) no legal actions, suits, arbitration or other legal proceedings pending or contemplated against Borrower; and (ii) no orders, injunctions or decrees of any court, arbitrator or governmental authority, or any government investigations pending or contemplated against Borrower; that will or could prevent the enforcement of this Agreement.

11.  Survival of Representations and Warranties.  The representations and warranties of the Lender, Debt Holders, Guarantor and Borrower shall survive after the conclusion of this Agreement.

12.  Conditions on Effectiveness.  This Agreement shall become effective only upon the Effective Date.

13.  Indemnification.  Debt Holders and Lender hereby agree to indemnify and hold Guarantor and Borrower and its affiliates harmless against, in respect of, and shall on demand, reimburse it for any and all loss, liability or damage suffered or incurred by Guarantor and/or Borrower and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to AGH’s interest or rights in or related to the Original Debt.

14.  Legal Fees.  Borrower hereby expressly acknowledges and agrees to pay all reasonable legal fees exceeding U.S. $3,000, but in no event more than U.S. $15,000 incurred by the Debt Holders, in connection with the acquisition of the Original Debt, the holding of the Escrow Funds by AGG, forgiveness of the Original Debt, forgiveness of the After All Debt, issuance of the New Debt or the execution and closing of this Agreement.

15.  Governing Law.  This agreement, the rights and obligations of the parties under this agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement (whether based on contract, tort, or any other theory), including all matters of construction, validity and performance, shall in all respects be governed by and interpreted, construed and determined in accordance with, the internal, substantive laws of the State of Georgia (without regard to any conflicts of law provisions).

16.  Entire Agreement.  This Agreement, on and as of the Effective Date, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

17.  Counterparts.  This Agreement may be executed in one or more counterparts, each of independently shall be deemed to be an original and all of which together shall constitute one and the same instrument; and signatures delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, shall be given the same legal force and effect as original signatures.

18.  Headings.  The headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect the interpretation of any terms hereof.  The terms “hereof”, “herein” and comparable terms refer to this Agreement.

19.  Invalidity.  If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

20.  Drafting.  The parties expressly acknowledge and agree that this Agreement has been drafted by each of them and that any authority holding that any provision of an agreement shall be construed against the drafting party or in favor of the non-drafting party shall not apply to the interpretation or enforcement of this Agreement.

21.  Assignment.  None of the parties shall have the right to assign any rights or delegate any duties, obligations or liabilities arising under or pursuant to this Agreement without the prior written consent of any other party whose rights under this Agreement could be affected by such assignment, which consent may be granted, denied or conditioned in the sole discretion of such other party.  This Agreement is binding on the successors, assigns and legal representatives of the parties hereto.

22.  Attorney’s Fees.  Should any action be commenced among the parties hereto concerning any provision of this Agreement or the rights or duties of any person or entity hereunder, the prevailing party in such proceeding shall be entitled to payment of its reasonable attorney's fees and expenses of counsel and court costs incurred by reason of such action from the losing party.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have signed and delivered this Agreement, all on the day and year first above written.

BORROWER:

FORGEHOUSE, INC.

By: _________________________________
Name: _______________________________
Position: _____________________________

LENDER:

INSURANCE MEDICAL GROUP LIMITED
f/k/a/                      AFTER ALL LIMITED
on behalf of itself and all its equity and debt holders

By: ___________________________________
        John O’Brien
        Director and Secretary

DEBT HOLDERS:

___________________________________
Bryan Irving

___________________________________
Ian Morl

GUARANTOR:

___________________________________
John Britchford-Steel